UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Stronghold Digital Mining, Inc.,
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Stronghold Digital Mining, Inc.
595 Madison Avenue, 28th Floor
New York, NY 10022
April 29, 2022
To our Stockholders:
On behalf of the Board of Directors, we cordially invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Stronghold Digital Mining, Inc., which will be held on Thursday, June 16, 2022, beginning at 10:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted solely via live webcast at www.virtualshareholdermeeting.com/SDIG2022 for the following purposes:
1.
To elect seven directors of the Company, each to serve for a one-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification (Proposal 1); and

2.	To transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.
Stockholders of record as of the close of business on April 22, 2022, are entitled to notice of, and, as described in this paragraph, to vote at, the Annual Meeting, or any adjournment or postponement thereof. Holders of our Class A and Class V common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our Class A and Class V common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.
In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent holders of record of our common stock (composed of our Class A and Class V common stock) at the close of business on April 22, 2022, a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.
Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.
Your vote is important to us regardless of the number of shares that you hold. Please act as soon as possible to vote your shares. It is important that your shares be represented at the Annual Meeting whether or not you plan to attend the Annual Meeting via the Internet. Please vote electronically over the Internet, by telephone or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting as described in the accompanying Proxy Statement. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/SDIG2022.
On behalf of the Board of Directors and management, it is my pleasure to express our sincere appreciation for your continued support.
By order of the Board of Directors,
Gregory A. Beard	William B. Spence
Chief Executive Officer and Co-Chair	Co-Chair

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2022
The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Stronghold Digital Mining, Inc. (the “Company”) will be held on Thursday, June 16, 2022, beginning at 10:00 a.m., Eastern time. The Annual Meeting will be a completely virtual meeting, which will be conducted solely via live webcast at www.virtualshareholdermeeting.com/SDIG2022. You will not be able to attend the Annual Meeting in person.
This document includes the formal notice of the Annual Meeting and our Proxy Statement relating to the Annual Meeting. Only holders of our common stock at the close of business on April 22, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the Annual Meeting, our stockholders will:
1.
Elect seven directors of the Company, each to serve for a one-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification (Proposal 1); and

2.	Transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.
Whether or not you plan to attend the virtual Annual Meeting, please cast your vote by proxy as described in the Notice by voting over the Internet, by telephone or by requesting a paper proxy card to sign, date and return by mail. Regardless of the method used, please vote your shares so that we may establish a quorum to conduct the business of the Annual Meeting. Voting by proxy does not affect your right to vote in person while you attend the virtual Annual Meeting if you are a holder of record of our common stock.
Your Board of Directors unanimously recommends that you vote “FOR” each of the director nominees described in this Proxy Statement.
The Notice was mailed to stockholders, and the proxy materials were made available to our stockholders via Internet access, on or about April 29, 2022.
By Order of the Board of Directors,

Robert G. Lovett, Jr.
Vice President, Legal and Compliance
April 29, 2022

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be held on June 16, 2022
This Proxy Statement and our 2021 Annual Report, which includes our Annual Report on Form 10-K for our fiscal year ended December 31, 2021, are available at www.virtualshareholdermeeting.com/SDIG2022.
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending the Notice to the holders of our common stock as of the Record Date. All stockholders will be able to access our proxy materials on the website referred to above or request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or request a printed copy of our proxy materials may be found in the Notice.
Forward-Looking Statements and Website References
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact, including statements regarding our environmental plans. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including the risk factors that we identify in our SEC filings, and actual results may differ materially from the results discussed in such forward-looking statements. We undertake no duty to update publicly any forward-looking statement that we may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:	Why did I receive these materials?
The Board of the Company is soliciting your proxy to vote at the Annual Meeting (or at any postponement or adjournment thereof). Stockholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. You should review our proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.
Householding. Unless we have received contrary instructions, we may send a single copy of the Notice or our proxy materials to any household at which two or more stockholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household, helps to reduce our expenses and benefits the environment. If a stockholder impacted by householding prefers to receive multiple sets of our proxy materials at the same address this year or in future years, the stockholder should follow the instructions described below, and we will deliver promptly, upon written or oral request, one or more, as applicable, separate copies of the proxy materials. Similarly, if an address is shared with another stockholder and both of the stockholders would like to receive only a single set of our proxy materials, the stockholders should follow these instructions: If the shares are registered in the name of the stockholder, the stockholder should notify us of its request in writing, c/o our Secretary, at Stronghold Digital Mining, Inc., 2124 Penn Avenue, 5th Floor, Pittsburgh, Pennsylvania 15222, or by telephone at (212) 967-5294. A number of brokerage firms have instituted householding. If a broker holds the shares, the stockholder should contact such broker directly. A broker will have its own procedures for stockholders who wish to receive individual copies of our proxy materials.
Q:	Why am I receiving this Proxy Statement?
We made this Proxy Statement available to you in connection with the solicitation by our Board of Directors (the “Board”) of proxies, in the accompanying form, to be used at the Annual Meeting (including any adjournments or postponements thereof). Whether or not you plan to attend the virtual Annual Meeting, please cast your vote by proxy as described in the Notice and in this Proxy Statement by voting over the Internet, by telephone or by requesting a paper proxy card to sign, date and return by mail. Regardless of the method used, please vote your shares so that we may establish a quorum to conduct the business of the Annual Meeting. Voting by proxy does not affect your right to vote in person while you attend the virtual Annual Meeting if you are a holder of record of our common stock.
Q:	What is a proxy?
A proxy is your legal designation of authority to another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, the document in which you make that designation also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares on matters to be considered at the Annual Meeting.
Q:	What information is contained in this Proxy Statement?
This Proxy Statement contains information relating to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, and certain other information about the Company, including certain information required by regulations of the SEC and rules of The Nasdaq Stock Market LLC.
Q:	Who will be entitled to vote at the Annual Meeting?
Stockholders who own shares of either our Class A or Class V common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, the Company had outstanding 20,034,875 shares of Class A common stock and 28,209,600 shares of Class V common stock.
Q:	How many votes do I have?
Holders of shares of our Class A and Class V common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q:	What will I be voting on?
You will be voting on:
1.
the election of seven directors, each to serve for a one-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification (Proposal 1); and

2.	any other business as may properly come before the meeting or any adjournment of the meeting.
Q:	How does the Board recommend I vote on these matters?
The Board recommends you vote FOR the election of each of the director nominees described in this proxy statement.
Q:	What is the difference between being a stockholder of record and a beneficial owner?
Many of our stockholders hold their shares through stockbrokers, banks or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, or if you possess stock certificates representing your shares, you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card and to vote online during the Annual Meeting.
Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee, who is considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the Annual Meeting virtually as a guest. However, since you are not the stockholder of record, you may not vote your shares online during the Annual Meeting. Your nominee has sent you instructions on how to direct the nominee’s vote.
Q:	Do I need to attend the Annual Meeting to vote my shares?
You do not need to attend the virtual Annual Meeting to vote your shares. Shares represented by valid proxies that are received in time for the Annual Meeting will be voted at the Annual Meeting unless they are revoked in advance of the meeting date. A stockholder may revoke a proxy before the proxy is voted by following the instructions under the heading “How may I change or revoke my proxy?” below. Any stockholder who has executed a proxy card but attends the Annual Meeting via the virtual meeting portal at www.virtualstockholdermeeting.com/SDIG2022 may revoke the proxy and vote during the Annual Meeting by following the instructions under the heading “How do I cast my vote?” below.
Q:	How do I vote my shares?
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, or if you possess stock certificates representing your shares, you are the stockholder of record and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/SDIG2022. You will need to log in by entering your unique 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. Only one person will be able to log in with that unique control number at any time. You also may vote by proxy before the Annual Meeting in any of the following ways:
1.
Via the Internet at www.proxyvote.com. You will need the 16-digit control number included on your Notice or proxy card (if you received a printed copy of the proxy materials). You may vote over the Internet 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on June 15, 2022;

2.
By phone by calling 1-800-690-6903. You will need the 16-digit control number included on your Notice or proxy card (if you received a printed copy of the proxy materials). You may vote by telephone 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on June 15, 2022;

3.	By requesting, signing and returning a proxy card. A proxy card must be received before the start of the Annual Meeting for the shares to be voted as instructed on the proxy card; or
4.
You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/SDIG2022. You will need the 16-digit control number included on your Notice or proxy card (if you received a printed copy of the proxy materials). If you previously voted via the Internet, by telephone or by mail, you will not limit your right to vote online during the Annual Meeting.

Beneficial Owners. If you hold your shares through a broker, trustee or other nominee, you are a beneficial owner of shares held in “street name.” In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial owner. Since you are not the stockholder of record, you may not vote your shares online during the Annual Meeting.
Q:	Can I access the proxy materials electronically?
Yes. Our proxy materials are available at www.proxyvote.com. In addition, instead of receiving future copies of our proxy statement and annual report by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our proxy materials, you should follow the instructions available at www.proxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q:	How may I change or revoke my proxy?
Beneficial Shareholders. Beneficial shareholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.
Stockholders of Record. Stockholders of record may change or revoke a properly submitted proxy at any time before its exercise:
1	via the Internet at www.proxyvote.com;
2	by phone by calling 1-800-690-6903;
3	by signing and returning a new proxy card; or
4	by voting during the virtual Annual Meeting.
Q:	How can I attend and participate in the virtual Annual Meeting?
The Annual Meeting is being held as a virtual-only meeting this year.
If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually during the Annual Meeting by logging in at www.virtualshareholdermeeting.com/SDIG2022 and entering your 16-digit control number. This number is included on your Notice or proxy card (if you received a printed copy of the proxy materials).
If you are a stockholder of record as of the Record Date and have logged in using your 16-digit control number, you may submit a question as directed during the Annual Meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field, and clicking “Submit.” Stockholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition.
If you are not a stockholder of record as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote during the meeting.
Q:	What if I experience technical issues while trying to access the Annual Meeting?
The virtual meeting platform is supported across browsers and devices running the most updated versions of applicable software and plug-ins. Participants should allow sufficient time to log in and ensure that they have a strong internet connection and can hear streaming audio prior to the start of the Annual Meeting.

If you encounter technical difficulties with the virtual meeting platform on the Annual Meeting day, please call the technical support number that will be posted on the Annual Meeting website. Technical support will be available starting at 9:45 a.m. Eastern Time and until the end of the meeting.
Q:	Why is the Annual Meeting virtual only?
We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for our stockholders and the Company. Hosting a virtual meeting makes it easy for our stockholders to participate from any location around the world.
Q:	What is a quorum?
A quorum is the minimum number of shares that must be represented in person or by proxy for us to conduct the Annual Meeting. The attendance in person or by proxy of the holders of shares of our common stock with a majority of the voting power entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for doing business at the Annual Meeting. Therefore, based on 20,034,875 shares of our Class A common stock and 28,209,600 shares of our Class V common stock outstanding as of the Record Date, the presence of 24,122,238 shares of our common stock in the aggregate, whether represented by their holder in person or by proxy, will constitute a quorum to hold the Annual Meeting. If you grant your proxy and do not revoke it prior to the Annual Meeting, your shares will be considered present at the Annual Meeting and be counted toward the quorum. Proxies marked “Abstain” and “broker non-votes” will be treated as shares that are present for purposes of determining whether a quorum is present.
Q:	What happens if a quorum is not reached?
If the shares present in person or represented by proxy at the Annual Meeting are not sufficient to constitute a quorum, the stockholders, by a vote of the holders of a majority of votes present in person or represented by proxy (which may be voted by the proxy holders), may, without further notice to any stockholder (unless a new record date is set), adjourn the Annual Meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.
Q:	What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 - ELECTION OF DIRECTORS
A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the director nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will not impact the election of the nominees.
ALL OTHER PROPOSALS
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve all other items. Abstentions will be counted as present and entitled to vote on the proposals and will therefore have the effect of a negative vote. We currently do not expect any other proposals to be submitted for a vote at the Annual Meeting.
Q:	When will the results of the vote be announced?
The preliminary voting results will be announced during the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed by the Company with the SEC within four business days after the Annual Meeting.
Q:	What should I do if I receive more than one proxy card?
You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How do I vote my shares?” on the proxy card for each account to ensure that all of your shares are voted.

Q:	Will my shares be voted if I do not return my proxy card?
If your shares are registered in your name, they will not be voted if you do not vote your shares as described under “How do I vote my shares?” above, which sets forth specific instructions on how to vote your shares. If you sign and submit a proxy card without indicating your instructions as to how to vote your shares, your shares will be voted in accordance with the Board’s recommendations.
Brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”). Proposal No. 1 (election of directors) is considered a non-routine matter. This means that your bank, broker or other nominee that holds your shares would not have authority to vote your unvoted shares for the non-routine matter being presented to the stockholders at the Annual Meeting, Proposal 1 (election of directors.
If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, a “broker non-vote” has occurred. The effects of a broker non-vote on each of the proposals for which we are requesting stockholder votes are explained below.
Shares that are subject to a broker non-vote are considered present at the Annual Meeting for determining whether the applicable quorum requirement has been met (see “What is a quorum?” above for further discussion of our quorum requirement for the Annual Meeting); however, shares subject to a broker non-vote will not be counted as a vote cast with respect to a proposal. Because abstentions and broker non-votes do not represent shares cast with respect to a proposal, broker non-votes will have no effect on the outcome of votes on any of the proposals put forth in this Proxy Statement, as the outcome of the votes on these proposals are determined solely by reference to the votes cast by the shares entitled to vote that are present at the Annual Meeting or represented by a properly-submitted proxy.
We encourage you to provide voting instructions. This ensures that your shares will be voted at the Annual Meeting in the manner you desire.
Q:	Who is paying for this proxy solicitation?
The Company will bear the cost of the solicitation of proxies by the Company; however, we will not pay our directors, officers and employees any additional compensation for soliciting proxies in person, by telephone or by other means. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning, and tabulating the proxies.
Q:	What is the deadline for submitting a stockholder proposal or director nomination for our annual meeting of stockholders to be held in 2023 (the “2023 Annual Meeting”)?
Shareholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2023 Annual Meeting must be received by the Company at our principal executive offices at 595 Madison Avenue, 28th Floor, New York, NY 10022 no later than the close of business on December 30, 2022. Stockholders wishing to make a director nomination or bring a proposal before the 2023 Annual Meeting (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary at the Company’s principal executive offices no later than the close of business on April 17, 2023 and not earlier than the close of business on March 18, 2023, assuming the Company does not change the date of the 2023 Annual Meeting by more than 30 days before or after the anniversary of the Annual Meeting. If so, the Company will release an updated time frame for stockholder proposals. Any stockholder proposal or director nomination must comply with the other provisions of the Company’s Amended and Restated Bylaws and be submitted in writing to the Secretary at the Company’s principal executive offices.

In addition to satisfying the requirements under our Amended and Restated Bylaws, to comply with the SEC’s universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the anniversary date of the annual meeting (i.e., for the 2023 Annual Meeting, no later than June 17, 2023). However, if the date of the 2023 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2023 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2023 Annual Meeting is first made.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our Class A common stock and Class V common stock that is owned by:
•	each person known to us to beneficially own more than 5% of any class of our outstanding voting securities;
•	each member of our board of directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.
The amounts of Class A common stock and Class V common stock beneficially owned are reported on the bases of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. It also includes shares that such person has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days or warrants that are immediately exercisable or exercisable within 60 days from March 21, 2022). Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Except as otherwise noted, the person or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. All information with respect to beneficial ownership has been furnished by the respective 5% or more stockholders, directors and director nominees or executive officers, as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner is 595 Madison Avenue, 28th Floor, New York, New York 10022.
	Class A Common Stock		Class V Common Stock		Combined Voting Power(1)
Name of Beneficial Holder	Number	%	Number	%	%
5% Stockholders
Q Power LLC(2)(10)	14,400	*	27,057,600	95.92%	56.11%
Hound Partners, LLC and its affiliates(3)	1,911,587	9.54%	—	—	3.96%
Ardsley Advisory Partners and its affiliates(4)	1,188,200	5.93%	—	—	2.46%
Miller Value Partners, LLC and its affiliate(5)	1,004,441	5.01%	—	—	2.08%
Directors and Named Executive Officers
Gregory A. Beard(2)(6)	153,600	*	27,057,600	95.92%	56.40%
William B. Spence(2)(7)	153,600	*	27,057,600	95.92%	56.40%
Ricardo R. A. Larroudé(8)	41,322	*	—	—	*
Richard J. Shaffer(9)	40,896	*	—	—	*
Indira Agarwal	0	*	—	—	*
Sarah P. James	4,058	*	—	—	*
Thomas J. Pacchia	6,689	*	—	—	*
Thomas R. Trowbridge, IV(10)	4,058	*	—	—	*
Matthew J. Smith	4,286	*	—	—	*
Directors, director nominees and executive officers as a group (8 persons)(11)	408,509	2.00%	27,057,600	95.92%	56.93%
*	indicates beneficial ownership of less than 1%.
(1)
Represents percentage of voting power of our Class A common stock and Class V common stock voting together as a single class. The Stronghold Unit Holders, each a holder of Stronghold LLC units, will hold one share of Class V common stock for each Stronghold LLC Unit.

(2)
As described in that certain Schedule 13G, filed with the SEC on February 14, 2022, Q Power LLC has shared voting power and shared dispositive power over 27,072,000 shares of our common stock, consisting of 14,400 shares of Class A common stock and

27,057,600 shares of Class V common stock. Messrs. Beard and Spence serve as the Managing Members of Q Power LLC (“Q Power”). As Managing Members, Messrs. Beard and Spence possess all voting and investment power over the shares of common stock held by Q Power. Such persons may be deemed to beneficially hold the shares held by Q Power. Each of Messrs. Beard and Spence disclaims beneficial ownership of the securities owned by Q Power except to the extent of his pecuniary interest therein, if any. This amount does not include shares beneficially owned directly by Messrs. Beard and Spence. The mailing address of Q Power is 2151 Lisbon Road, Kennerdell, PA 16374.
(3)
As described in that certain Schedule 13G/A, filed with the SEC on March 31, 2022, reporting the beneficial ownership of 1,911,587 shares of our Class A common stock held by advisory clients and proprietary accounts of Hound Partners, LLC, (i) Hound Partners Offshore Fund, LP has shared voting power and shared dispositive power over 1,196,107 shares of Class A common stock, (ii) Hound Performance, LLC has shared voting power and shared dispositive power over 1,478,286 shares of Class A common stock, (iii) Jonathan Auerbach has shared voting power and shared dispositive power over 1,911,587 shares of Class A common stock and (iv) Hound Partners, LLC has shared voting and shared dispositive power over 1,750,694 shares of Class A common stock. Each of Hound Partners Offshore Fund, LP, Hound Performance, LLC, Jonathan Auerbach and Hound Partners, LLC disclaims beneficial ownership, except to the extent of their respective pecuniary interests therein. The principal business office of each of Hound Partners Offshore Fund, LP, Hound Performance, LLC, Jonathan Auerbach and Hound Partners, LLC is 101 Park Avenue, 48th Floor, New York, NY 10178.

(4)
As described in that certain Schedule 13G, filed with the SEC on February 8, 2022, reporting the beneficial ownership of 1,188,200 shares of our Class A common stock held by advisory clients and proprietary accounts of Hound Partners, LLC, each of Ardsley Advisory Partners LP, Ardsley Advisory Partners GP LLC, Ardsley Partners I GP LLC and Phillip J. Hempleman has shared voting and shared dispositive power over 1,188,200 shares of Class A common stock. Ardsley Advisory Partners LP is a registered investment advisor. The principal business office of each of Ardsley Advisory Partners LP, Ardsley Advisory Partners GP LLC, Ardsley Partners I GP LLC and Phillip J. Hempleman is 262 Harbor Drive, Stamford, CT 06902.

(5)
As described in that certain Schedule 13G, filed with the SEC on February 3, 2022, reporting the beneficial ownership of 1,004,441 shares of our Class A common stock, (i) Miller Value Partners, LLC has shared voting power and shared dispositive power over 586,441 shares of Class A common stock, and (ii) William H. Miller III Living Trust (the “Trust”) has sole voting and sole dispositive power over 418,000 shares of Class A common stock and shared voting power and shared dispositive power over 586,441 shares of Class A common stock. The Trust owns 418,000 shares of Class A common stock and is deemed to be the beneficial owner of 586,441 shares of Class A common stock owed by clients of Miller Value Partners, LLC, a registered investment advisor.

(6)	Includes shares underlying options to purchase up to 139,200 shares of Class A common stock.
(7)	Includes shares underlying options to purchase up to 139,200 shares of Class A common stock.
(8)
Includes shares underlying options to purchase up to 41 shares of Class A common stock. Mr. Larroudé is a member of Q Power but does not possess any voting or investment power over the shares of Class A common stock held by Q Power. Mr. Larroudé disclaims beneficial ownership of the securities owned by Q Power except to the extent of his pecuniary interest therein, if any.

(9)
Includes shares underlying options to purchase up to 40,896 shares of Class A common stock. Mr. Shaffer is a member of Q Power but does not possess any voting or investment power over the shares of Class A common stock held by Q Power. Mr. Shaffer disclaims beneficial ownership of the securities owned by Q Power except to the extent of his pecuniary interest therein, if any.

(10)
Mr. Trowbridge is a member of Q Power, but does not possess any voting or investment power over the shares of Class A common stock held by Q Power. Mr. Trowbridge disclaims beneficial ownership of the securities owned by Q Power except to the extent of his pecuniary interest therein, if any.

(11)	Includes shares underlying options to purchase up to 360,618 shares of Class A common stock.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Board Size and Structure
Our business and affairs are managed under the direction of our Board, which is composed of six directors. Our bylaws provide that the authorized number of directors may be changed only by resolution of our Board. At each annual meeting of stockholders, all director nominees will be elected for a one-year term.
Our current directors are set forth below. Each of our current directors (together, the “Director Nominees”) has been nominated by the Board to stand for election at the Annual Meeting. If elected by the stockholders at the Annual Meeting, each Director Nominee will serve for a term expiring at the 2023 Annual Meeting and the election and qualification of his or her successor or until his or her earlier death, resignation or removal.
Each Director Nominee has agreed to serve if elected. If, however, prior to the Annual Meeting, the Board of Directors should learn that any Director Nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this Director Nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any nominee will be unable to serve.
When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that our directors provide an appropriate mix of experience, an appropriate level of understanding of our business and its industry and other industries relevant to our business; skills relevant to the size and nature of our business; broad-based business acumen; personal and professional integrity; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees, as applicable; and the ability to represent the interests of all of our stockholders. The information presented below regarding each Director Nominee also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.
Leadership Structure of the Board
Messrs. Beard and Spence serve as co-chairmen of our board of directors. Our board of directors has concluded that our current leadership structure is appropriate at this time. Our board of directors will periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Information About Director Nominees
The following pages contain certain biographical information as of April 22, 2022 for each Director Nominee, each of whom is a current director, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years. The Board believes that the qualifications of the directors, as set forth in their biographies, which are listed below, give them the qualifications and skills to serve as directors of the Company.
Name	Age	Position	Director Since
Gregory A. Beard	50	Co-Chair	2021
William B. Spence	64	Co-Chair	2021
Indira Agarwal	46	Director	2022
Sarah P. James	39	Director	2021
Thomas J. Pacchia	38	Director	2021
Matthew J. Smith	44	Director	2021
Thomas R. Trowbridge, IV	47	Director	2021

Gregory A. Beard has served our Chief Executive Officer, President and Co-Chairman of our Board since March 2021. Mr. Beard was the Global Head of Natural Resources, a Senior Partner, Member of the Management Committee, and Senior Advisor at Apollo Global Management from 2010 to 2020. In such roles, Mr. Beard oversaw Apollo’s investment activities in the energy, metals and mining and agriculture sectors. Mr. Beard is a founding and managing member of Q Power. Additionally, he currently serves as the Chief Executive Officer of Beard Energy Transition Acquisition Corp. (NYSE: BRD) (the “Beard SPAC”), a special purpose acquisition company. Mr. Beard has extensive public company board experience having previously served on a number of public boards including Spartan Energy Acquisition Corp, (now Fisker Inc., NYSE: FSR), Athlon Energy, Inc. (NYSE: ATHL), and Talos Energy Inc. (NYSE: TALO). We believe Mr. Beard’s extensive background in the energy industry makes him well qualified to serve on our Board.
William B. Spence has served as Co-Chairman of our Board since March 2021. Mr. Spence has been digitally mining crypto assets since 2018 and has over 40 years of energy-related experience. Mr. Spence has been involved with coal refuse reclamation since 1993. In 2007, Mr. Spence became the Chief Executive Officer of Targe Energy, a position he held until he resigned due to health reasons in 2017. Mr. Spence is a proud cancer survivor. Mr. Spence is a founding and managing member of Q Power and serves on the board of Scrubgrass LP. We believe Mr. Spence’s background in coal refuse, and the energy industry generally, and his experience with mining crypto assets makes him well qualified to serve on our Board.
Indira Agarwal has served as Vice President, Chief Accounting Officer and Controller at HF Sinclair since May 2020 and Director, Consolidations and SEC Reporting from April 2018 to May 2020. Previously, Ms. Agarwal served as Vice President of North America Accounting at Cardtronics (now part of NCR) a leading ATM owner and operator, from 2013 to April 2018. Additionally, Ms. Agarwal has experience in the energy sector with various accounting and finance positions at Direct Energy (now part of NRG). Ms. Agarwal has held roles of increasing responsibilities in retail and telecommunication sectors as well. Ms. Agarwal is a member of the Fellowship of Chartered Certified Accountants, U.K. The board has also determined that Ms. Agarwal is an “audit committee financial expert” as defined by Item 407 of Reg S-K. The Company believes Ms. Agarwal is well qualified to serve as a director due to her extensive experience in accounting, mergers and acquisitions and SEC reporting.
Sarah P. James has served as a member of our Board since October 2021. Ms. James serves as the Chief Financial Officer of the Beard SPAC. From March 2020 to July 2021, Ms. James served as Chief Financial Officer for Alussa Energy Acquisition Corporation (NYSE: ALUS). From February 2013 to April 2020, Ms. James served as a vice president of finance and business development at Caelus Energy Alaska, LLC, a private company specializing in oil and gas exploration and production. Ms. James oversaw the company’s business development strategy, debt and equity fundraising and ongoing financial reporting functions. We believe Ms. James’ financial expertise and experience makes her well qualified to serve on our board of directors.
Thomas J. Pacchia has served as a member of our Board since October 2021. Mr. Pacchia is a Bitcoin and crypto asset specialist with over eight years of dedicated industry experience. In 2017, Mr. Pacchia founded HODL Capital, a digital asset hedge fund focused on the crypto and hash rate markets. Additionally, Mr. Pacchia serves as an advisor to a number of early stage companies building critical infrastructure across the crypto asset ecosystem. Prior to founding HODL Capital, Mr. Pacchia was a Director of Fidelity Investment’s Bitcoin/Blockchain Incubator from 2016 to 2017 and a founding team member of Fidelity Digital Asset Services. We believe Mr. Pacchia’s experience in the crypto industry makes him well qualified to serve on our Board.
Matthew J. Smith has served as a member of our Board since November 2021 and as Chief Financial Officer of the Company since April 2022. He has served as the Founder and Managing Partner of Deep Basin Capital LP, an energy hedge fund, since January 2017. Mr. Smith has over 16 years of investment management experience in the energy, renewable, power and utility sectors across both public and private investments. Mr. Smith is a CFA Charterholder. Mr. Smith currently serves as an independent director and audit committee member on the board of Spartan Acquisition Corp III (NYSE: SPAQ) from May 2021 to March 2022. We believe Mr. Smith’s experience in the energy, renewable, power and utility sectors across both public and private investments makes him well qualified to serve on our Board.
Thomas R. Trowbridge, IV has served as a member of our Board since October 2021. Mr. Trowbridge is a co- founder of Fluence Labs, which has developed and launched a decentralized computing protocol and programming language optimized for building, hosting and running peer-to-peer applications. From

December 2019 to June 2020, Mr. Trowbridge served as President of Triterras, Inc. Prior to that, Mr. Trowbridge helped found and from 2017 to 2019 served as President of Hedera Hashgraph (HBAR), a leading enterprise-grade public ledger. We believe Mr. Trowbridge’s experience in the crypto industry makes him well qualified to serve on our Board.
Board Recommendation
The Board of Directors unanimously recommends A VOTE FOR the election of each of the Director Nominees to the Board of Directors to hold office until the 2023 Annual Meeting and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Status as a Controlled Company
As of April 22, 2022, holders of our Class V common stock control approximately 56.11% of the voting power of our outstanding common stock. Our Class A stockholders and Class V stockholders each are entitled to one vote for each share of our common stock held of record on all matters submitted to a vote of our stockholders. Holders of our Class A common stock and Class V common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.
As a result of the voting power currently held by those Class V stockholders, we qualify as a “controlled company” within the meaning of the corporate governance rules of The Nasdaq Global Select Market LLC (“Nasdaq”). Under these rules, a listed company of which more than 50% of the voting power with respect to the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. While we have elected to comply with certain corporate governance requirements that otherwise would apply if we were not a controlled company, including requirements that (i) a majority of our board of directors consist of independent directors, (ii) director nominees be selected or recommended to the board entirely by independent directors and (iii) the compensation committee be composed entirely of independent directors, we are able to change that election and utilize one or more of these exemptions without notice as long as we remain a controlled company in accordance with Nasdaq rules.
Corporate Governance Matters
The Board, Committees and Independence
The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. The Board of Directors is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through the committees of the Board of Directors identified below, but the full Board of Directors has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management's assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The other committees of the Board of Directors consider the risks within their areas of responsibility. Mr. Beard, our Chief Executive Officer and President and a member of the Board, is heavily involved in day-to-day operating details of the Company. Mr. Beard, our Co-Chair, is also involved in the operating details of the Company given his extensive experience in power generation and environmental remediation. The other members of the Board are kept informed of the Company's business by various reports and documents sent to them, as well as by operating and financial presentations made at Board meetings.
This is the first Annual Meeting of Stockholders since our initial public offering, which was consummated on October 20, 2021. All directors attended more than 75% of all meetings of the Board and the committees upon which they served in 2021.
Rule 5605 (b) (1) of The Nasdaq Stock Market Rules (the “Nasdaq Rule”) requires that a majority of the members of the Company’s Board of Directors be independent in that they are not officers or employees of the Company and are free of any relationship that would interfere with the exercise of their independent judgment. The Board of Directors has affirmatively determined that all of the Company’s Directors, with the exception of Mr. Beard and Mr. Spence, are independent under the Nasdaq Rule. In reaching this determination, the Board applied the standards set forth for “independence” in Rule 5605 of the Nasdaq Rules.
Meetings of Independent Directors
Our Board of Directors appointed Mr. Pacchia as “Lead Director” in March 2022 to preside at all further executive sessions of “non-management” directors during 2022. The non-management Directors hold regular executive sessions without management in order to promote open discussion among the non-management Directors. The Board generally holds such executive sessions at every regularly scheduled Board meeting. At least one executive session each year is required to be attended only by independent directors.

Committees of the Board
The Board has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee.
Audit Committee
Our Audit Committee is composed of Ms. Agarwal, Ms. James and Mr. Pacchia, with Ms. Agarwal serving as Chair of the committee. Mr. Smith served as a member and chair of the Audit Committee until his appointment to Chief Financial Officer in April 2022, with Ms. James serving as chair from Mr. Smith’s resignation until Ms. Agarwal’s appointment. Our Board has determined that each member of the committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. In addition, our Board has determined that Ms. James is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose on Ms. Agarwal any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board. A copy of the Committee’s Charter is available at www.ir.strongholddigitalmining.com.
The Audit Committee is responsible for, among other matters:
•	Overseeing the accounting and financial reporting processes of the Company and audits of the Company’s financial statements;
•	Assisting the Board in fulfilling its oversight responsibilities regarding the:
○	Integrity of the Company’s financial statements;
○	Company’s compliance with legal and regulatory requirements;
○
Qualifications, independence and performance of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (the “independent registered public accounting firm”); and

○	Effectiveness and performance of the Company’s internal audit function;
•
Annually preparing an Audit Committee Report and publishing the report in the Company’s Proxy Statement or Annual Report on Form 10-K, as applicable, in accordance with applicable rules and regulations; and

•	Performing such other functions as the Board may assign to the Audit Committee from time to time.
Audit Committee Report for December 31, 2021 Financials
The Audit Committee is responsible for reviewing the Company’s financial reporting process on behalf of the Board of Directors. Management of the company has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In the performance of its oversight function, the Audit Committee meets with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee meets privately with the Company’s independent registered public accountants, who have unrestricted access to the Audit Committee. Specifically, the Audit Committee has reviewed and discussed with management and the Company’s independent registered public accountants the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2021.
The Audit Committee also has discussed with the independent registered public accountants the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board.
Furthermore, the Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and have discussed with the independent registered public accountants their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements, as of and for the fiscal year ended December 31, 2021, be included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2021.
Respectfully submitted,
Matthew Smith, Chairman
Sarah P. James
Thomas J. Pacchia
Compensation Committee
Our Compensation Committee is composed of Mr. Trowbridge and Mr. Pacchia, with Mr. Trowbridge serving as Chair of the committee. Mr. Smith served as a member and chair of the Compensation Committee until his appointment to Chief Financial Officer in April 2022. A copy of the Compensation Committee’s Charter is available at www.ir.strongholddigitalmining.com.
The Compensation Committee is responsible for, among other matters:
•	Overseeing the Company’s overall compensation philosophy that applies to all Company employees;
•	Reviewing, evaluating, approving and overseeing the agreements, plans, policies and programs of the Company to compensate the Company’s executive officers and directors;
•
Once required, reviewing and discussing with the Company’s management the Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s proxy statements for its annual meetings of stockholders (“Proxy Statement”) or Annual Reports on Form 10-K, as applicable, and determining whether to recommend to the Board that the CD&A be included in a Proxy Statement or Annual Report on Form 10-K, as applicable, in accordance with applicable rules and regulations;

•
Producing the Compensation Committee Report as required by Item 407(e)(5) of Regulation S-K for inclusion in the Company’s Proxy Statements or Annual Reports on Form 10-K, as applicable, in accordance with applicable rules and regulations, once required;

•	Otherwise discharging the Board’s responsibilities relating to compensation of the Company’s executive officers and directors; and
•	Performing such other functions as the Board may assign to the Compensation Committee from time to time.
Nominating and Governance Committee
Our Nominating and Governance Committee is composed of Ms. James and Mr. Trowbridge, with Ms. James serving as Chair of the committee. A copy of the Committee’s Charter is available at www.ir.strongholddigitalmining.com.
The Nominating and Governance Committee is responsible for, among other matters:
•	Advising the Board and make recommendations regarding appropriate corporate governance practices and assist the Board in implementing those practices;
•
Assisting the Board by identifying individuals qualified to become members of the Board, consistent with the criteria approved of by the Board, and recommending director nominees to the Board for election at the annual meetings of stockholders or for appointment to fill vacancies on the Board;

•	Advising the Board about the appropriate composition of the Board and its committees;
•	Leading the Board in the annual performance evaluation of the Board and its committees, and of management;
•	Directing all matters relating to the succession of the Company’s Chief Executive Officer (“CEO”); and
•	Performing such other functions as the Board may assign to the Nominating and Governance Committee from time to time.

Director Nominations
The Nominating and Governance Committee will consider director candidates from various sources, including existing directors, members of the Company’s management, the Company’s stockholders and third-party search firms, as the Nominating and Governance Committee sees fit from time to time. The Company’s Amended and Restated Bylaws describe the procedures by which stockholders may recommend candidates for election to the Board. In general, stockholder nominations must be made by a written notice from the nominating stockholder which is received by the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Such a notice must include specified information set forth in the Company’s Amended and Restated Bylaws.
The Nominating and Governance Committee considers a variety of factors when determining whether to recommend a nominee, including incumbent directors, for election to the Board. The charter of the Nominating and Governance Committee sets forth the general criteria that the Nominating and Governance Committee considers with respect to director nominees.
Although the Board does not have a formal diversity policy, the Nominating and Governance Committee’s practice is to review the skills and attributes of individual Board members and candidates given the current composition of the Board in order to ensure that the Board includes individuals who will serve the Company’s governance and strategic needs. The Board considers all dimensions of diversity in determining what mix of individuals will provide the Board with a diverse mix of experience, knowledge, talents and perspectives. Candidates are evaluated on their broad-based business knowledge and contacts, prominence, commitment to ethical and moral values, personal and professional integrity, sound reputation in their respective fields and commitment to good corporate citizenship. The same identifying and evaluation procedures apply to all candidates for director nomination, including candidates submitted by stockholders.

EXECUTIVE AND DIRECTOR COMPENSATION
The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC and may contain statements regarding future individual and company performance targets and goals. These targets and goals should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
We are currently considered an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Note that all reported amounts reflect a 2.88 to 1 stock split effected on October 21, 2021.
Overview
This section discusses the material components of the executive compensation program for our Chief Executive Officer and our next two most highly compensated officers other than our Chief Executive Officer (collectively, our “Named Executive Officers”) for the fiscal year ended December 31, 2021. For the fiscal year ended December 31, 2021, our Named Executive Officers and their positions were as follows:
•	Gregory A. Beard- Chief Executive Officer and Co-Chair of the Board
•	Riccardo Larroudé - Chief Financial Officer
•	Richard J. Shaffer- Senior Vice President, Asset Management
Following the conclusion of the fiscal year ended December 31, 2021, we entered into a transition and separation agreement with Mr. Larroude, and appointed Matthew J. Smith to the role of Chief Financial Officer. The terms and conditions of these arrangements are described further in the section below titled “Actions Taken in 2022 Related to our Named Executive Officers.”
The compensation of our Named Executive Officers has consisted of a base salary, annual cash bonus opportunities, long-term incentive compensation in the form of equity awards and other benefits, as described below. As described below, Named Executive Officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances in accordance with the terms of their employment arrangements.
Summary Compensation Table
The following table summarizes the compensation paid to, awarded to, or earned by the Named Executive Officers for our last two completed fiscal years.
Name and Position	Year	Salary	Bonus	Option Awards(2)	Other Compensation(3)	Total
Gregory A. Beard Chief Executive Officer and Co-Chair	2021	$230,769	$—	$4,351,555	$—	$4,582,324
	2020	$—	$—	$—	$—	$—
Ricardo Larroudé(1) Chief Financial Officer	2021	$116,501	$350,000	$1,283,367	$—	$1,749,868
	2020	$—	$—	$—	$—	$—
Richard J. Shaffer Senior Vice President- Asset Management	2021	$144,561	$—	$635,050	$6,149	$785,760
	2020	$130,365	$—	$—	$5,215	$135,580
(1)	Mr. Larroudé resigned as our Chief Financial Officer effective April 17, 2022 and will officially terminate his employment with us on May 15, 2022.
(2)
The amounts reported in the Options Awards column represent the grant date fair value of the stock options granted to the Named Executive Officers in fiscal year 2021 as computed in accordance with FASB ASC Topic 718. For the assumptions used in calculating the grant date fair value of the stock options, please see Note 13 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021.

(3)
All of our employees, including our Named Executive Officers, are eligible to participate in our 401(k) plan. The amounts shown for each Named Executive Officer represent matching contributions made to each of our Named Executive Officers in 2021.

Narrative to the Summary Compensation Table
Employment Agreements
We currently do not have a formal employment agreement or offer letter with Mr. Shaffer. We did not have a formal employment agreement or offer letter with Mr. Larroudé, but in connection with his resignation as Chief Financial Officer effective April 17, 2022, we entered into a transition and separation agreement, as described below. On July 8, 2021, Mr. Beard executed an offer letter with the Company, which provides for at-will employment and sets forth an annualized base salary of $600,000 and Mr. Beard’s eligibility to participate in the Company’s benefit plans. In connection with his offer letter, Mr. Beard also entered into a confidentiality, intellectual property, arbitration and non-solicitation agreement, effective January 1, 2021.
Base Salary
Each of our Named Executive Officers for fiscal year 2021 provided for the payment of a base salary. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting each Named Executive Officer’s skill set, experience, role, responsibilities and contributions. The annualized base salaries for our Named Executive Officers during 2021 was Mr. Beard $600,000, Mr. Larroudé $250,000, and Mr. Shaffer $156,300.
Annual Bonuses
Only Mr. Larroudé received a cash bonus during 2021.
Equity Compensation
2021 Long Term Incentive Plan.
Prior to our IPO, we adopted the Stronghold Digital Mining, Inc. 2021 Long Term Incentive Plan (the “Prior Plan”) pursuant to which we granted stock options to employees and officers of the Company and our affiliates. Our Named Executive Officers were eligible to participate in the Prior Plan and were granted stock options as detailed below. The Prior Plan was administered by our board of directors. Following our IPO, no further awards can be granted under the Prior Plan.
On September 3, 2021, Mr. Beard was awarded stock options to purchase 835,200 shares of our Class A common stock, Mr. Larroudé was awarded stock options to purchase 247,939 shares of our Class A common stock and Mr. Shaffer was awarded stock options to purchase 122,688 shares of our Class A common stock. The stock options have a ten (10) year term, an exercise price of $9.33 and vest in equal quarterly installments over three (3) years. Once vested, the stock options may be exercised into restricted stock that cannot be sold or transferred without advance approval of the board of directors. All stock options (whether vested or unvested) and all restricted stock issued upon exercise of stock options, are forfeited upon the recipient’s voluntary resignation prior to the third anniversary of the grant date.
Restrictive Covenants.
Under the stock option award agreement, each Named Executive Officer entered into restrictive covenants including non-disclosure, non-solicit and non-compete covenants. These restrictive covenants apply to the Named Executive Officer throughout their employment or service and through the first anniversary of their termination. In addition, each Named Executive Officer covenanted to devote his full business attention to the Company upon the occurrence of a change in control for a period of one year following such change in control. If an Named Executive Officer violates these restrictive covenants, the Company has the right to cause automatic forfeiture of the outstanding stock options, in addition to all other remedies available in law or equity.
In addition to the stock options granted under the Prior Plan, certain of the Company’s employees, including Messrs. Larroudé and Shaffer, were granted equity-based awards in Q Power. Under the associated award agreements, Messrs. Larroudé and Shaffer entered into restrictive covenants including non-disclosure, non-solicit and non-compete covenants. These restrictive covenants apply to Messrs. Larroudé and Shaffer so long as they are employed by Q Power, the Company or any of their respective affiliates and through the first anniversary of their termination. Similarly to the stock option grants discussed above, if Messrs. Larroudé and Shaffer violate these restrictive covenants, Q Power has the right to cause an automatic forfeiture of the outstanding equity interests, in addition to all other remedies available in law or equity.
Omnibus Incentive Plan.
In connection with our IPO, we adopted the Stronghold Digital Mining, Inc. Omnibus Incentive Plan (the “Plan”), which provides the Company with the ability to grant awards to employees, consultants and directors. Our Named Executive Officers are eligible to participate in the Plan. The Plan provides that we may grant options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, other stock-based awards, and substitute awards intended to align the interests of service providers, including our Named Executive Officers, with those of our stockholders. As described above, we granted stock options to our Named Executive Officers under the Prior Plan for fiscal year 2021 and intend to grant equity awards to our Named Executive Officers under the Plan going forward.
Other Compensation Benefits
We currently provide broad-based welfare benefits that are available to all of our employees, including our Named Executive Officers, and include health, dental, life, vision and short- and long-term disability insurance.
In addition, we maintain, and the Named Executive Officers participate in, a 401(k) plan, which is intended to be qualified under Section 401(a) of the Code and provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis, and we match 100% of an employee’s contributions up to 3% of the employee’s eligible earnings. Employees’ pre-tax contributions and our matching contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions.
Outstanding Equity Awards at Fiscal Year End
The following reflects information regarding outstanding equity-based awards held by the Named Executive Officers as of December 31, 2021.
Name	Number of Securities Underlying Unexercised Options- Exercisable(1)	Number of Securities Underlying Unexercised Options- Unexercisable	Option Exercise Price	Option Expirations Date
Greg Beard	139,200.00	696,000.00	$9.33	9/2/31
Ricardo Larroudé	41,323.00	206,616.00	$9.33	9/2/31
RJ Shaffer	30,672.00	92,016.00	$9.33	9/2/31
(1)	The stock options were granted on September 3, 2021 and vest in quarterly installments over three (3) years, becoming fully vested on September 3, 2024.
Actions Taken in 2022 Related to Our Named Executive Officers
On April 14, 2022, we entered into a transition and separation agreement and general release of claims with Mr. Larroudé (the “Separation Agreement”) pursuant to which Mr. Larroudé resigned as the Company’s Chief Financial Officer effective April 17, 2022 and is leaving the Company no later than May 15, 2022 (the last day of his employment, the “Separation Date”). We also entered into an offer letter with Matthew J. Smith, a member of our board of directors, to become the Company’s Chief Financial Officer (the “Offer Letter”). A description of the terms of the Separation Agreement and Offer Letter are described below.
Separation Agreement with Mr. Larroudé
Subject to the terms of the Separation Agreement, Mr. Larroudé is eligible to receive: a cash payment of $129,330 plus unused vacation days as of the Separation Date, 92,975 shares of fully vested common stock, full vesting of all outstanding Company options, and reimbursement of the Company’s portion of COBRA premiums for twelve (12) months following the Separation Date, as well as waiver of certain non-competition and non-solicitation terms. The Separation Agreement also includes release, non-disparagement, and continued cooperation provisions. Mr. Larroudé will receive his current salary and benefits through the Separation Date. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, including exhibits thereto, a copy of which will be filed as an exhibit to a subsequent Company filing.
Offer Letter with Mr. Smith
Mr. Smith executed the Offer Letter on April 14, 2022 and currently serves as the Company’s Chief Financial Officer, effective as of April 18, 2022 (the “Effective Date”). Under the Offer Letter, Mr. Smith is entitled to receive (i) an annual salary of $300,000; (ii) an initial equity award of 200,000 restricted stock units, vesting in equal amounts each month over three (3) years; (iii) an initial equity award of 200,000 performance stock units, vesting in equal amounts each quarter over three (3) years which may be settled into shares of Class A common stock in an amount of zero (0) to three (3) times the number of performance stock units granted based on extent to which certain financial metrics set forth in the Offer Letter are achieved; (iv) and an annual equity award grant, subject to the approval of the Company’s Compensation Committee, in a mix of stock options, restricted stock, restricted stock units and/or performance stock units consistent with those granted to other executive officer equity participants. In connection with his appointment as Chief Financial Officer, Mr. Smith has resigned as a member and the Chairperson of both the Audit and Compensation Committees of the Company.
If Mr. Smith is terminated without Cause or for Good Reason (each as defined in the Offer Letter), as each is defined in the Offer Letter, within eighteen (18) months of the Effective Date, Mr. Smith is eligible to receive the sum of one year’s salary, a pro rata share of his annual bonus, reimbursement for of the cost of COBRA premiums for one year, and additional vesting of his restricted stock units as set forth in the Offer Letter, subject to the execution and non-revocation of a general release of claims. If Mr. Smith is terminated without Cause or for Good Reason within 60 days following a change in control that is consummated within 18 months following the Effective Date, Mr. Smith is eligible to receive to the sum of one year’s salary, one times the annual bonus for the year of termination plus any earned but not paid bonus for prior year, a lump sum amount equal to of the cost of COBRA premiums for 18 months, and accelerated vesting of 50% of the unvested restricted stock units, subject to the execution and non-revocation of a general release of claims.
Mr. Smith is also eligible to receive benefits and perquisites, consistent with those other executive officers are eligible to receive, including life and health insurance benefits, and participation in a qualified 401(k) savings plan. Mr. Smith recused himself from Compensation Committee discussions about his salary and benefits. The foregoing description of the Offer Letter is qualified in its entirety by reference to the Offer Letter, including exhibits thereto, a copy of which will be filed as an exhibit to a subsequent Company filing.
Director Compensation
We believe that attracting and retaining qualified non-employee directors is critical to our future growth and governance. Our non-employee director compensation policy provides the following cash and equity-based incentive awards and other benefits to our non-employee directors:
•	An initial equity grant of 10,000 stock options;
•	An annual retainer equal to $100,000, which is paid in fully-vested shares of our Class A common stock on a quarterly basis in arrears;
•
Once a non-employee director obtains exposure to our Class A common stock of $500,000 or greater, a director may choose to receive the annual retainer in USD or any other currency (including Bitcoin); and

•	Reimbursement for travel expenses and other reasonable out-of-pocket expenses.
On March 22, 2022, we amended the Compensation Policy to better align it with peer companies. The Compensation Policy now provides the following cash and equity-based incentive awards:
•	An annual cash retainer of $55,000;
•	Committee chairperson retainers in the following amounts by committee: $20,000 (Audit); $17,500 (Compensation); and $13,750 (Nominating and Corporate Governance);

•	An annual equity award equal to $100,000, which is paid in fully-vested shares of our Class A common stock on a quarterly basis in arrears;
•	Reimbursement for travel expenses and other reasonable out-of-pocket expenses.
In connection with our IPO, each of our non-employee directors (other than Messrs. Smith and Spence) were granted stock options to purchase 28,800 shares of our Class A common stock. The stock options have an exercise price equal to the fair market value on the date of grant and fully vest upon the first anniversary of our IPO, October 19, 2022. Upon joining the board, Mr. Smith was granted stock options to purchase 28,800 shares of our Class A common stock, which also fully vest upon the first anniversary of our IPO.
To further align the interests of Mr. Spence with the interests of our stockholders and to further focus Mr. Spence on our long-term performance, on September 3, 2021 Mr. Spence, as co-chairman of the board, was granted stock options to purchase 835,200 shares of our Class A common stock. Under the stock option award agreement Mr. Spence entered into restrictive covenants including non-disclosure, non-solicit and non-compete covenants. These restrictive covenants apply to Mr. Spence throughout his service and through the first anniversary of his separation from service. In addition, Mr. Spence covenanted to devote his full business attention to the Company upon the occurrence of a change in control for a period of one year following such change in control. If Mr. Spence violates these restrictive covenants, the Company has the right to cause automatic forfeiture of the outstanding stock options, in addition to all other remedies available in law or equity. The vesting of outstanding stock options did not accelerate in connection with the IPO.
Under the LTIP, in a single calendar year, a non-employee director may not be granted awards for such individual’s service on our board of directors having a value in excess of $750,000. Additional awards may be granted for any calendar year in which a non-employee director first becomes a director, serves on a special committee of our board of directors, or serves as lead director. This limit does not apply to cash fees or awards granted in lieu of cash fees.
The following table presents the total compensation for each person who served as a non-employee member of our Board during the fiscal year ended December 31, 2021. We also reimbursed our non-employee directors for their business expenses incurred in connection with their performance of services.
Name	Option Awards(1)	Stock Awards(2)	Total
William B. Spence(3)	$4,351,555(4)	$—	$4,351,555
Sarah P. James	$152,711	$20,109	$172,820
Thomas J. Pacchia	$152,711	$20,109	$172,820
Matthew Smith	$136,346	$12,228	$148,574
Thomas Trowbridge, IV	$141,311	$20,109	$151,420
(1)
The amounts reported in the Options Awards column represent the grant date fair value of the stock options granted to the directors in fiscal year 2021 as computed in accordance with FASB ASC Topic 718. For the assumptions used in calculating the grant date fair value of the stock options, please see Note 13 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021. Each director (except for Mr. Spence) had 28,000 stock options outstanding at fiscal year-end.

(2)
Each Independent Director was paid a prorated annual retainer from the date of their appointment to the end of the fiscal year, which was paid in fully-vested shares of our Class A common stock on January 10, 2022.

(3)	Mr. Spence is paid for his service to the Company through a management agreement between Mr. Spence and Q Power. Please see Related Party Transactions for additional details.
(4)
The stock options granted to Mr. Spence have a ten year term, an exercise price of $9.33 and vest in equal quarterly installments over three years. Once vested, the stock options may be exercised into restricted stock which cannot be sold or transferred without advance approval of the board of directors. All stock options (whether vested or unvested) and all restricted stock issued upon exercise of stock options, are forfeited upon the recipient’s voluntary resignation prior to the third anniversary of the grant date. Mr. Spence had 765,600 stock options outstanding at fiscal year-end.

Limitation of Liability and Indemnification Matters
Our second amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL.

Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:
•	for any breach of their duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or
•	for any transaction from which the director derived an improper personal benefit.
Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.
Our amended and restated bylaws (“Bylaws”) also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our Bylaws also permits us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We entered into indemnification agreements with each of our current directors and intend to enter into indemnification agreements with future directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our second amended and restated certificate of incorporation and the indemnification agreements facilitates our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Equity Compensation Plan Information Table
Securities authorized for issuance under equity compensation plans at December 31, 2021 were as follows:
Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders(1)	3,555,020	$9.00	4,940,980
Equity compensation plans not approved by security holders	—	—	—
Total	3,555,020	$9.00	4,940,980(2)
(1)
Following our stockholder’s approval of the Plan in connection with our IPO, the Prior Plan was frozen and no future awards may be granted under the Prior Plan. Shares of our Class A common stock may still be issued under the Prior Plan upon the exercise, vesting and settlement of stock options and RSUs granted under the Prior Plan.

(2)	Represents the total number of shares of our Class A common stock remaining available for issuance under the Plan as of December 31, 2021. No further awards may be issued under the Prior Plan.

Related Party Transactions
We entered into a management services agreement with Q Power to provide day-to-day management and administration services to us. The agreement provided for a monthly fee of $50,000 in 2019, $25,000 in 2020 and the first quarter of 2021 and a monthly fee of $100,000 for the remainder of 2021. Effective May 10, 2021, Q Power, one of our principal stockholders, and Bill Spence, the Co-Chairman of our board of directors, entered into a Management and Advisory Agreement (the “MAA”). Pursuant to the MAA, Mr. Spence will provide certain professional services to Q Power and will receive a fee of $50,000 per month. The MAA has a term of two years, unless earlier terminated.
We have entered into a Waste Coal Agreement (the “WCA”) with Coal Valley Sales, LLC (“CVS”) to take minimum annual delivery of 200,000 tons of waste coal as long as there is a sufficient quantity of Waste Coal that meets the Average Quality Characteristics (each as defined in the WCA). Under the terms of the WCA, we are not charged for the waste coal itself but are charged a $6.07 per ton base handling fee as we are obligated to mine, process, load and otherwise handle the waste coal for ourselves and also for other customers of CVS from the Russellton Site. We are also obligated to unload and properly dispose of ash at the Russellton site. CVS is a single- member LLC that is owned by a coal reclamation partnership of which Bill Spence has a direct and indirect interest of 16.26% in the aggregate.
A reduced handling fee is charged at $1.00 per ton for any tons in excess of the minimum take of 200,000 tons. We are the designated operator at the Russellton site and therefore is responsible for complying with all state and federal requirements and regulations.
We reduced payments and halted productions from the Russellton site during 2020 but restarted operations in the first quarter of 2021. Pursuant to the terms of the WCA, we make current payments of $100,000 a month.
We made payments in the amount of $1,706,716 and $563,886 to entities affiliated with Mr. Spence for the years ended December 31, 2020 and 2021.
On April 1, 2021, Gregory A. Beard, our Chief Executive Officer, President and Co-Chairman of our Board, purchased 48,000 shares of our Series A Preferred Stock (on a pre-stock split basis) from the Company in a private placement for an aggregate purchase price of $1.2 million. On May 14, 2021, Mr. Beard also purchased 8,907 shares of our Series B Preferred Stock (on a pre-stock split basis) from the Company for an aggregate purchase price of $282,351.90.
On December 31, 2020, our wholly owned subsidiary Stronghold Digital Mining Holdings LLC (“Stronghold LLC”) entered into three promissory notes with certain of our affiliates and directors. A promissory note dated as of December 31, 2020, by and between Stronghold LLC and Scrubgrass LP (the “Scrubgrass Note”), provided for a loan from Scrubgrass LP in the amount of $150,000, bearing an interest rate of 8.0% per annum and with a maturity date of December 31, 2021. Prior to the our reorganization, Scrubgrass LP was partially indirectly held by Q Power. Messrs. Beard and Spence serve as the Managing Members of Q Power. Following the Reorganization, Scrubgrass LP became one of our indirectly held, wholly owned subsidiaries. The Scrubgrass Note was repaid at maturity. A promissory note dated as of December 31, 2020, by and between Stronghold LLC and William B. Spence (the “Spence Note”), provided for a loan from Mr. Spence in the amount of $524,250 bearing an interest rate of 8.0% per annum and a maturity date of December 31, 2021. Mr. Spence serves as Co-Chairman of our board of directors. A promissory note dated as of December 31, 2020 by and between Stronghold LLC and Gregory A. Beard (the “Beard Note”), provided for a loan from Mr. Beard in the amount of $1,500,000 bearing an interest rate of 8.0% per annum and a maturity date of December 31, 2021. Mr. Beard serves as Chief Executive Officer, President and Co-Chairman of our board of directors. On June 4, 2021, the Spence Note and the Beard Note were paid in full and terminated.
Policies and Procedures for Review of Related Party Transactions
The Board has adopted a written related party transactions policy. Pursuant to the policy, a “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•	any person who is known by us to be the beneficial owner of more than 5.0% of our Class A common stock;
•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of our Class A common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5.0% of our Class A common stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10.0% or greater beneficial ownership interest.

Pursuant to this policy, the Audit Committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, the Audit Committee will take into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the related person’s interest in the transaction. Furthermore, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is responsible for the appointment, compensation and oversight of our independent auditor. Since its initial public offering, Urish Popeck & Co., LLC has served as our independent registered public accounting firm and audited our consolidated financial statements for the fiscal year ending December 31, 2021. The Company continues to evaluate a potential switch to a global accounting firm in light of the changes in the Company’s circumstances, including the completion of its initial public offering during 2021.
Audit and Non-Audit Fees
The following table presents the fees for professional audit services rendered by Urish Popeck & Co., LLC for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2021, and fees for other services rendered by Urish Popeck & Co., LLC during that period:
Fee Category	Fiscal 2021
Audit Fees	$704,504
Audit-Related Fees	$83,785
Total Fees	$788,289
Audit fees include fees related to the services rendered in connection with the annual audit of the Company’s financial statements, the quarterly reviews of the Company’s quarterly reports on Form 10-Q and the reviews of and other services related to registration statements and other offering memoranda.
Audit-related fees are for assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s financial statements including audits related to an acquisition.
All of the 2021 services described above were approved by the Audit Committee in accordance with the SEC rule that requires audit committee pre-approval of audit and non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee has considered whether the provisions of such services, including non-audit services, Urish Popeck & Co., LLC is compatible with maintaining its independence and has concluded that it is independent.
CODE OF BUSINESS CONDUCT AND ETHICS
The Company has adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our principal executive officer, principal financial and accounting officer and directors. The Code of Business Conduct and Ethics is available on the Company’s website at www.strongholddigitalmining.com. In addition, the Code of Business Conduct and Ethics is available in print to any stockholder who requests it by contacting our Corporate Secretary. The Company will disclose any amendments to, or waivers, from the Code of Ethics on our website (www. www.strongholddigitalmining.com) within four business days of such determination.
PROHIBITION ON HEDGING
Stronghold considers it improper and inappropriate for any of its officers, including the named executive officers, and directors to engage in short-term or speculative transactions in Stronghold securities or in other transactions that may (i) lead to inadvertent violations of insider trading laws, (ii) reduce an officer’s or director’s incentive to improve our performance, (iii) focus the officer’s or director’s attention on short-term performance at the expense of long-term objectives, or (iv) otherwise engage in transactions to hedge or offset any decrease in the market value of Stronghold’s stock. To that end, Stronghold has adopted and maintains a policy covering transactions involving all Stronghold stock held by its officers or directors, including but not limited to stock held directly or indirectly by such officer or director and stock or other equity granted to an officer or director as part of their compensation.
CORPORATE GOVERNANCE GUIDELINES
Our board of directors has adopted corporate governance guidelines in accordance with the corporate governance rules of Nasdaq. A copy of the corporate governance guidelines are available at www.ir.strongholddigitalmining.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the compensation committee is currently or has been at any time one of our employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available on our corporate website at https://investor.innovage.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.
OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.
COST OF PROXY SOLICITATION
The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of our common stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of- pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.
COMMUNICATIONS BY STOCKHOLDERS AND OTHER INTERESTED PARTIES WITH THE BOARD
Stockholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:
Stronghold Digital Mining, Inc.
2124 Penn Avenue, 5th Floor
Pittsburgh, PA 15222
Attention: Vice President, Legal and Compliance
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SDIG2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D85734-P74216 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

STRONGHOLD DIGITAL MINING, INC.

The Board of Directors recommends you vote FOR the following:

Vote on Directors

1. Election of Directors

Nominees:

01) Gregory A. Beard
02) William B. Spence
03) Sarah P. James
04) Indira Agarwal
05) Matthew J. Smith
06) Thomas J. Pacchia
07) Thomas R. Trowbridge, IV

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). **If no direction is made, this proxy will be voted FOR item 1.** If any other matters properly come before the meeting the person(s) named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D85735-P74216

STRONGHOLD DIGITAL MINING, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 16, 2022

The stockholder(s) herby appoint(s) Gregory A. Beard and Robert G. Lovett, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote as designated on the reverse side of this ballot, all of the shares of Common Stock of Stronghold Digital Mining, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on June 16, 2022, at www.virtualshareholdermeeting.com/SDIG2022 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side